Exhibit 24.1

ESSENTIAL GROUP, INC.

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints C. Lee Jones and Dennis N. Cavender, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign Essential Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and any and all amendments thereto, and to file the same, with all exhibits and schedules thereto, and other documents therewith, with the Securities and Exchange Commission, and hereby grants unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 9th day of February, 2006.

/s/ C. Lee Jones	/s/ Pradip K. Banerjee
C. Lee Jones	Pradip K. Banerjee Ph.D.

/s/ Dennis N. Cavender	/s/ Joan P. Neuscheler
Dennis N. Cavender	Joan P. Neuscheler

/s/ Paul Palz	/s/ Zubeen Shroff
Paul Palz	Zubeen Shroff